Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
I-trax, Inc.


We hereby consent to the incorporation of our report dated February 16, 2004, except for Note 19, as to which the date is March 19, 2004, included in this Form 10-KSB/A, into the Company's previously filed Registration Statements on Amendment No. 1 to Forms S-3 (No. 333-108191), Amendment No. 2 to Form S-3 (No. 333-110891), and Amendment No. 1 to Form S-3 (No. 333-114604).




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 2, 2004